Exhibit 99.1

October 4, 2021
FOR IMMEDIATE RELEASE:
iSun Completes Acquisition of SunCommon

Terms of the definitive agreement reached on September 8, 2021 have been met

WILLISTON, VT.--(BUSINESS WIRE)—iSun, Inc. (NASDAQ: ISUN) (the “Company”, or “iSun”), a leading solar energy and clean mobility infrastructure company with 50-years of construction experience in solar, electrical and data services, announced today that it has completed its acquisition of SunCommon, pursuant to the terms previously announced on September 8, 2021.

HIGHLIGHTS:

●
Creates a regional full-service solar installation leader servicing the residential, commercial, industrial and utility-scale markets as well as the growing demand for the electric vehicle charging infrastructure.

●	Positions combined company to effectively capitalize on emerging opportunities in the residential and small commercial landscape.

●	Leverages brand and marketing expertise of SunCommon to effectively grow presence and message in new regional markets.

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Transaction consideration to SunCommon shareholders includes approximately $25,534,621 in cash and an aggregate of 1,810,915 shares of ISUN shares of Common Stock of iSun; provides for the future distribution of $2.5 million directly to SunCommon employees, expands eligibility under the Company’s Equity Incentive Plan to all iSun employees, and provides for $1.5 million working capital infusion into SunCommon, now a wholly owned subsidiary of iSun Residential, Inc.

●	Anticipated to be accretive to earnings as a result of increased combined revenues and net income as of Q4 2021.

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Alignment of software, shared services and vendor base will enable synergies with expected $1.25 million in savings in year-1 and provide opportunities to reduce customer acquisition costs across all business segments.

The transaction executes phase one of iSun’s recently announced East Coast residential strategy and builds on iSun’s commercial, industrial and utility-scale presence in Maine, New Hampshire, Vermont, Connecticut, Massachusetts, Rhode Island, New York, Maryland, North Carolina and South Carolina. The acquisition furthers iSun’s ability to both drive the transition from dirty to clean energy and capitalize on the increasing focus on the climate crisis. The combined organization on a pro forma basis generated net revenues of approximately $51.4 and $70.0 million in calendar years 2020 and 2019, respectively. SunCommon’s anticipated positive EBITDA will enhance the Company’s overall EBTIDA. Management estimates year-1 SG&A synergies to be approximately $1.25 million related to integration of backend software and implementation of a shared services platform consisting of administrative related functions (finance, IT, software), while the differing revenue cycles of the two business will improve cash-flow.

October 4, 2021

“The electrification of everything – automobiles in particular - is going to rapidly accelerate energy demand across all sectors,” stated Jeffrey Peck, iSun Chairman and Chief Executive Officer. “With this acquisition, iSun is perfectly positioned (has the perfect partner) to address this opportunity across the residential sector with a partner who has built a scalable residential platform with best-in-class capabilities, industry leading customer acquisition cost of $0.36/Wdc, and most important – who shares our values. We’re excited to help enhance their capabilities as we progress to phase two of our residential strategy.”

Transaction Details.

Both iSun and SunCommon’s respective Boards of Directors unanimously approved the Definitive Agreement, which includes a cash payment of $25,534,621 and 1,810,915 shares of common stock (approximately $2.5 million of the consideration will be distributed to SunCommon employees), $1.5 million working capital infusion and additional earnout provisions, subject to customary purchase price adjustments and customary seller representations and warranties and indemnification obligations.

In 2020, SunCommon generated approximately $33.1 million in revenue with gross margins of approximately 30.2% and maintained customer acquisition costs well below those advertised by other residential solar market leaders.

Mr. Peck will serve as the CEO of the combined organizations, and Mr. Peterson and Mr. Moore will continue to serve as co-Presidents of SunCommon. The existing iSun Board of Directors will remain as currently established.

B. Riley Commercial Capital, LLC provided a $10 million secured loan to the Company, which allowed the Company to take advantage of its low debt to equity ratio and preserve shareholder value for the transaction.

Additional details of the transaction will be included with the Company’s Current Report on Form 8-K, which will be filed with the United States Securities and Exchange Commission, and will be available on the iSun website when filed.

About iSun Inc.

Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted electrical contractor to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 400 megawatts of solar systems.  The Company has provided solar EPC services across residential, commercial & industrial, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

October 4, 2021

About SunCommon.

SunCommon is a market-solution to climate change. Operating in New York’s Hudson Valley and as the market-leading provider of residential, community and commercial solar in Vermont – SunCommon believes that everyone has the right to a healthy environment and brighter future – and renewable energy is where it starts. SunCommon is a Certified B Corp based on a rigorous third-party assessment of its commitment to the triple bottom line of people, planet and profit.  SunCommon’s 200 employees are passionate about SunCommon’s values-led business and the positive environmental impact SunCommon has created and will continue to create. For more information, go to https://suncommon.com or connect with SunCommon on Facebook and Twitter @suncommon.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of

1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

IR Contact:
Tyler Barnes
IR@isunenergy.com
802-289-8141